Exhibit 99.3

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 03/13/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS OPTIMA BANK & TRUST
TWO HARBOUR PLACE If you would like to reduce the costs incurred by our company in mailing proxy materials, PORTSMOUTH, NEW HAMPSHIRE 03801 you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 1
Investor Address Line 1 VOTE BY PHONE - 1-800-690-6903
Investor Address Line 2 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Investor Address Line 3 1 1 OF on 03/13/2019. Have your proxy card in hand when you call and then follow the
Investor Address Line 4 instructions. Investor Address Line 5 John Sample VOTE BY MAIL
1234 ANYWHERE STREET Mark, sign and date your proxy card and return it in the postage-paid envelope we have 2 provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,
ANY CITY, ON A1A 1A1 NY 11717.
CONTROL # NAME THE COMPANY NAME INC. - COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
2 0
The Board of Directors recommends you vote FOR 0000000000 the following proposal: For Against Abstain
1. To approve the Agreement and Plan of Merger by and among Cambridge Bancorp, Cambridge Trust Company, a 0 0 0 Massachusetts-chartered trust company and wholly owned subsidiary of Cambridge Bancorp, and Optima Bank & Trust Company, dated as of December 5, 2018, pursuant to which Optima Bank & Trust Company will merge with and into Cambridge Trust Company, with Cambridge Trust Company surviving the merger.
NOTE: The Proxies are authorized to vote in their discretion with respect to any other matters properly presented at the Special Meeting.
18 Yes No Investor Address Line 1
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Investor Address Line 2
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. R1 Please indicate if you plan to attend this meeting 0 0 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5
1 Please sign exactly as your name(s) appear(s) hereon. When signing as
_ John Sample attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name by authorized officer.
0000395497 SHARES
CUSIP # JOB # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .
OPTIMA BANK & TRUST Special Meeting of Shareholders March 14, 2019 4:00 p.m., local time
This proxy is solicited on behalf of the Board of Directors
The undersigned shareholder(s) of Optima Bank & Trust Company, a New Hampshire bank and trust company (the “Bank”), hereby constitutes and appoints William Young, Pamela Morrison and Robert Brown, and each or any of them, as proxies (the “Proxies”) of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorize each of them to represent and to vote all shares of common stock, par value $1.00 per share, of the Bank held of record by the undersigned on February 1, 2019, at the Special Meeting of Shareholders (the “Special Meeting”) to be held at Portsmouth Country Club, 80 Country Club Lane, Greenland, NH 03840, on March 14, 2019, at 4:00 p.m., local time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The Proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Special Meeting. The undersigned shareholder(s) hereby revoke(s) any proxy or proxies heretofore given.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted “FOR” the proposal set forth on the reverse side. In their discretion, the Proxies are each authorized to vote upon any and all other matters that may properly be brought before the Special Meeting and at any and all adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed postage-paid envelope. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. This proxy may be revoked at any time before it is exercised.
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Continued and to be signed on the reverse side